EXHIBIT 23.1

540 WALD STREET
IRVINE, CALIFORNIA 92618

HALL&COMPANY Certified Public Accountants, Inc.	(949) 910-HALL (4255)
TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES	FAX (949) 910-4256

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 31, 2005, relating to the consolidated financial statements of Bullion River Gold Corp., SEC File No. 333-85414, as of December 31, 2004 and 2003 and for the years then ended and to the reference to our Firm under the caption “Experts” in the Prospectus.

Hall & Company
Irvine, California

July 25, 2006